EXHIBIT 16.1

Rotenberg & Co., LLP.

April 14, 2008

US Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Dear Sirs:

We have read the statements of HQ Sustainable Maritime Industries, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated April 7, 2008 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York